Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this registration statement of Itron, Inc. and subsidiaries on Form S-8 of our report dated February 12, 2002 (March 18, 2002 as to Note 18), which expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for revenues in 2000, included in the Annual Report on Form 10-K of Itron, Inc. and subsidiaries for the year ended December 31, 2001.

/S/    DELOITTE & TOUCHE LLP
Seattle, Washington

June 5, 2002